Exhibit J
Consent of Independent Registered Public Accounting Firm
Colorado BondShares—A Tax-Exempt Fund
     We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated November 27, 2007, relating to the financial statements and financial highlights, which appears in the September 30, 2007 Annual Report to Shareholders of Colorado BondShares—A Tax-Exempt Fund, which are also incorporated by reference into the Registration Statement.
     We also consent to the references to us under the headings “Financial Highlights” and “Custodian and Independent Registered Public Accounting Firm” in such Registration Statement.
/s/ Anton Collins Mitchell LLP
Denver, Colorado
January 25, 2008